UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 24, 2013

First BanCorp.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

 (787) 729-8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On July 24, 2013, First BanCorp. (the “Corporation”), the bank holding company for FirstBank Puerto Rico (“FirstBank” or “the Bank”), issued a press release announcing its unaudited results of operations for the second quarter ended June 30, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A copy of the presentation that the Corporation will use at its conference call to discuss its financial results for the second quarter ended June 30, 2013 is attached hereto as Exhibit 99.2 and is incorporated herein by reference. As announced in a press release dated July 19, 2013, the call may be accessed via a live Internet webcast at 10:00 a.m. Eastern time on Wednesday, July 24, 2013 through the investor relations section of the Corporation’s website: www.firstbankpr.com or through the dial-in telephone number (888) 317-6016 or (412) 317-6016 for international callers. The conference number is 10031760.

The Corporation has included in this release the following financial measures that are not recognized under generally accepted accounting principles, which are referred to as non-GAAP financial measures: (i) the calculation of net interest income, interest rate spread and net interest margin rate on a tax-equivalent basis and excluding changes in the fair value of derivative instruments and certain financial liabilities; (ii) the calculation of the tangible common equity ratio and the tangible book value per common share; (iii) the Tier 1 common equity to risk-weighted assets ratio; (iv) the adjusted pre-tax, pre-provision income, and (v) certain other financial measures adjusted to exclude the effect of the bulk sales of assets and the transfer of loans to held for sale in the first and second quarters of 2013 and the effect of the write-off of the collateral pledged to Lehman Brothers, Inc.  Investors should be aware that non-GAAP financial measures have inherent limitations and should be read only in conjunction with the Corporation’s consolidated financial data prepared in accordance with GAAP.

To supplement the Corporation’s financial statements presented in accordance with GAAP, the Corporation provides additional measures of net income (loss), net income (loss) per diluted share, provision for loan and lease losses, provision for loan and lease losses to net charge-offs, net charge-offs, net charge-offs to average loans, non-interest expenses, and non-interest income to exclude the impact of the bulk sales of assets and the transfer of non-performing loans to held for sale in the first and second quarters of 2013 and the write-off of the collateral pledged to Lehman Brothers, Inc, recorded in the second quarter of 2013. Management believes that these non-GAAP measures enhance the ability of analysts and investors to analyze trends in the Corporation’s business and to better understand the performance of the Corporation. In addition, the Corporation may utilize these non-GAAP financial measures as a guide in its budgeting and long-term planning process. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

The release includes a reconciliation of these non-GAAP financial measures to the GAAP financial measures, except for the reconciliation with respect to the calculation of the non-GAAP financial measure “provision for loan and lease losses to net charge-offs ratio, excluding the impact of the bulk sales of assets and loans transferred to held for sale” with provision for loan losses to net charge-offs ratio calculated and presented in accordance with GAAP which is included below:

	Provision for loan and lease losses to Net Charge-Offs (Non-GAAP to GAAP reconciliation)		Provision for loan and lease losses to Net Charge-Offs (Non-GAAP to GAAP reconciliation)

	Quarter Ended June 30, 2013		Quarter Ended March 31, 2013

(In thousands)	Provision for Loan and Lease Losses	Net Charge-Offs	Provision for Loan and Lease Losses	Net Charge-Offs

Provision for loan and lease losses and net charge-offs, excluding special items (Non-GAAP)	$19,574	$30,976	$47,011	$69,534
Special items:
Bulk sale of non-performing residential assets and loans transferred to held for sale	67,890	97,972	64,112	134,472
Provision for loan and lease losses and net charge-offs (GAAP)	$87,464	$128,948	$111,123	$204,006

Provision for loan and lease losses to net charge-offs, excluding special items (Non-GAAP)	63.19%		67.61%
Provision for loan and lease losses to net charge-offs (GAAP)	67.83%		54.47%

	Provision for loan and lease losses to Net Charge-Offs (Non-GAAP to GAAP reconciliation)

	Six-Month Period Ended on June 30, 2013

(In thousands)	Provision for Loan and Lease Losses	Net Charge-Offs

Provision for loan and lease losses and net charge-offs, excluding special items (Non-GAAP)	$66,585	$100,510
Special items:
Bulk sale of non-performing residential assets and loans transferred to held for sale	132,002	232,444
Provision for loan and lease losses and net charge-offs (GAAP)	$198,587	$332,954

Provision for loan and lease losses to net charge-offs, excluding special items (Non-GAAP)	66.25%
Provision for loan and lease losses to net charge-offs (GAAP)	59.64%

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibit

99.1	Press Release dated July 24, 2013 - First BanCorp Announces Results for the Quarter Ended June 30, 2013

99.2	First BanCorp Conference Call Presentation – Financial Results Second Quarter 2013

Exhibits 99.1 and 99.2 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall Exhibits 99.1 and 99.2 be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 24, 2013	First BanCorp.

		By:	/s/ Orlando Berges
		Name:	Orlando Berges
		Title:	EVP and Chief Financial Officer

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